Independent Auditors' Consent

     We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement (No. 33-39020) of The 59 Wall Street U.S. Treasury Money Fund (a series of The 59 Wall Street Trust) of our report dated August 9, 1996 appearing in the Annual Report to Shareholders for the year ended June 30, 1996 and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which is a part of such Registration Statement.


/s/DELOITTE & TOUCHE LLP

Boston, Massachusetts
October 29, 1996